                                                                HEI Exhibit 99.1
                                                                ----------------














                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN











Effective January 1, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

INTRODUCTION ............................................................  1

ARTICLE I  PARTICIPATION ................................................  2

     1.1    Eligibility to Participate...................................  2
     1.2    Employment Rules.............................................  3
     1.3    Duration of Participation....................................  3

ARTICLE II  CONTRIBUTIONS ...............................................  4

     2.1    Salary Reduction Contributions...............................  4
     2.2    Bonus CODA...................................................  4
     2.3    HEIDI Contributions..........................................  4
     2.4    Rollover Contributions.......................................  5
     2.5    Rights of Returning Veterans.................................  6

ARTICLE III  LIMITATIONS ON CONTRIBUTIONS ...............................  7

     3.1    Section 401(k) Nondiscrimination Rules.......................  7
     3.2    Maximum Contributions........................................  9

ARTICLE IV  ACCOUNTING AND INVESTMENTS ..................................  12

     4.1    Assets To Be Held by Trustee.................................  12
     4.2    Accounting...................................................  12
     4.3    Investment of Accounts.......................................  13

ARTICLE V  VESTING AND FORFEITURES ......................................  18

     5.1    Vesting......................................................  18
     5.2    Forfeitures..................................................  21

ARTICLE VI  PAYMENT OF VESTED BENEFITS ..................................  23

     6.1    Commencement of Benefits.....................................  23
     6.2    Form of Benefits.............................................  24
     6.3    Death Benefits...............................................  24
     6.4    In-Service Distributions.....................................  25
     6.5    Installment Option for HEISOP Subaccounts....................  26
     6.6    Qualified Domestic Relations Orders..........................  26
     6.7    Eligible Rollover Distributions..............................  27



ARTICLE VII  PLAN ADMINISTRATION.........................................  29

     7.1    The PIC and Administrative Committee.........................  29
     7.2    Trust Agreement..............................................  30
     7.3    Bonding......................................................  30
     7.4    Indemnification..............................................  30
     7.5    Plan Available to Participants...............................  31
     7.6    Claims Procedures............................................  31

ARTICLE VIII  AMENDMENT, TERMINATION, AND MERGER.........................  32

     8.1    Amendment....................................................  32
     8.2    Termination or Discontinuance................................  32
     8.3    Merger.......................................................  32

ARTICLE IX  MISCELLANEOUS................................................  34

     9.1    No Right to Employment.......................................  34
     9.2    Inalienability...............................................  34
     9.3    Facility of Payment..........................................  34
     9.4    Construction of Plan.........................................  34
     9.5    Benefits Payable From Trust..................................  35

ARTICLE X   DEFINITIONS..................................................  36

ARTICLE XI  TOP-HEAVY RULES..............................................  41

     11.1   Determination of Top-Heavy Status............................  41
     11.2   Special Top-Heavy Rules......................................  43
     11.3   Miscellaneous................................................  44

ARTICLE XII EXECUTION....................................................  45

APPENDIX A  PRIOR FORMS OF BENEFIT.......................................  46


                                 INTRODUCTION
                                 ------------

Hawaiian Electric Industries, Inc. ("HEI") established the Hawaiian Electric Industries Retirement Savings Plan (the "HEIRS Plan") April 1, 1984, to enable the eligible employees of HEI and its participating subsidiaries to save for retirement on a tax-deferred basis. The HEIRS Plan document was last restated effective January 1, 1994, and the Internal Revenue Service issued a favorable determination letter with respect to the Plan on June 21, 1995. This restatement is effective January 1, 1998, except as otherwise provided herein.

A participant's benefits and rights under the HEIRS Plan shall be determined in accordance with the terms of the HEIRS Plan in effect on the date the participant terminates employment and shall not be affected by any subsequent amendment to the HEIRS Plan, unless, and only to the extent, specifically provided for in such amendment or otherwise required by law.

The HEIRS Plan is intended to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code.

                                  DEFINITIONS
                                  -----------

Capitalized terms used in this document are defined in Article X.

                                   ARTICLE I
                                 PARTICIPATION
                                 -------------

Section 1.1   Eligibility to Participate
-----------   --------------------------

Every Employee who was a Participant in the Plan on December 31, 1997, shall continue as a Participant under this restated Plan. Every other Employee other than a Leased Employee, an Employee employed on a contract basis, or an Employee in a collective bargaining unit that bargained in good faith for other or no retirement benefits is an Eligible Employee and may become a Participant after meeting the requirements set forth in this Section 1.1.

     (a)  Nonunion Employees.  A regular, full-time, nonunion Eligible
          ------------------
Employee shall become eligible to participate as of the date he or she first performs an Hour of Service. Any other nonunion Eligible Employee shall become eligible to participate on the "Entry Date" following the date he or she first completes one Year of Eligibility Service. There are two Entry Dates -- January 1 and July 1.

     (b)  Bargaining Unit Employees.  An Eligible Employee whose employment
          -------------------------
with a Participating Employer is governed by a collective bargaining agreement shall become eligible to participate as of the date he or she first performs an Hour of Service as a "regular" bargaining unit Eligible Employee. "Regular" employment is defined here as it is defined in the governing collective bargaining agreement, which definition is incorporated herein by this reference.

     (c)  Salary Reduction Elections.  An Eligible Employee who has met the
          --------------------------
requirements for participation in Section 1.1(a) or 1.1(b) becomes a Participant by making a salary reduction election. A salary reduction election is an election by the Participant to forego taxable cash compensation in return for a tax-deferred, employer contribution of equal amount to the Participant's Account in the Plan. A Participant's salary reduction election becomes effective as soon as practicable following its completion and submission to his or her Participating Employer but no sooner than the pay period following the pay period in which the election form is submitted to the Participating Employer. An Eligible Employee may complete a salary reduction election form in anticipation of meeting the requirements for becoming a Participant, such election to take effect no sooner than the pay period in which he or she first becomes a Participant.

     A Participant may amend or revoke a salary reduction election for any reason, such changes to take effect prospectively. If a Participant voluntarily terminates a salary reduction election, the Participant may resume salary reduction by completing a new election form and submitting it to his or her Participating Employer. A Participating Employer, the PIC, or the Administrative Committee may also revoke or amend a salary reduction election to prevent a Participant from exceeding one of the maximum limitations described in
Article III.  The

Administrative Committee may adopt and modify rules and procedures for salary reduction elections.

     (d)  HEIDI Participants.  An Eligible Employee who is employed by a HEIDI
          ------------------
Employer and has satisfied the requirements for participation in Section 1.1(a) is a HEIDI Participant. Each HEIDI Participant who meets the service requirements set forth in Section 2.3 is eligible to receive a nonelective employer contribution in accordance with the rules set forth in Section 2.3.

Section 1.2   Employment Rules
-----------   ----------------

If a Participant separates from service with the Participating Employers and returns to employment as an Eligible Employee, such Participant shall be eligible to recommence active participation in the Plan immediately.

If an Eligible Employee incurs a One-Year Break in Service before meeting the requirements for participation in Sections 1.1(a) or 1.1(b), such Eligible Employee shall be treated as a new Eligible Employee upon return to service.

If an Employee becomes an Eligible Employee after he or she has commenced working for a Participating Employer, the one-year service requirement in
Section 1.1(a) shall be treated as having begun on the Employee's first day of work for the Participating Employer.

Section 1.3   Duration of Participation
-----------   -------------------------

Once an Eligible Employee becomes a Participant, he or she shall remain a Participant until his or her entire vested Account balance is distributed or deemed distributed because of Retirement, Disability, death, or other separation from service.

                                  ARTICLE II
                                 CONTRIBUTIONS
                                 -------------

Section 2.1   Salary Reduction Contributions
-----------   ------------------------------

Each Participating Employer shall make salary reduction contributions in accordance with the salary reduction elections of its Eligible Employees. An Eligible Employee may elect salary reduction contributions of 1% - 20% of his or her annual Compensation. Salary reduction contributions may be further limited in accordance with the Code limitations described in Article III.

Except as permitted under Section 2510.3-102 of the Department of Labor Regulations, salary reduction contributions shall be deposited with the Trustee no later than the fifteenth (15th) business day of the month following the month in which such amounts would have been paid to the Eligible Employee in cash but for the Eligible Employee's salary reduction election.

If a salary reduction contribution is made because of a mistake of fact, the contribution may be returned within one year after the contribution is made. The amount that may be returned is the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Earnings on mistaken contributions may not be returned, but losses attributable thereto reduce the amount returned.

Section 2.2   Bonus CODA
-----------   ----------

Beginning in the year 2000, Eligible Employees of American Savings Bank, F.S.B. and its subsidiaries (collectively, the "Bank") may become eligible for a Merit Performance Bonus (the "MP Bonus") if certain goals of the Bank are met in the preceding year. Prior to the date an MP Bonus is payable, any Eligible Employee of the Bank may elect to defer as a salary reduction contribution some part or all (not less than 10%) of the MP Bonus that he or she would otherwise be entitled to receive in cash. Any MP Bonus deferred as a salary reduction contribution will be in addition to any salary reduction contribution made under
Section 2.1 and will not be subject to the 20% limitation expressed therein.
Any MP Bonus deferred will be treated as a salary reduction contribution, subject to applicable Code limitations, in the year the MP Bonus would otherwise be payable in cash.

Section 2.3   HEIDI Contributions
-----------   -------------------

For each Plan Year, each HEIDI Employer may determine and make a nonelective HEIDI contribution, which will be allocated among the eligible HEIDI Participants in accordance with the rules in this Section 2.3. Currently, the HEIDI Employers are committed to a contribution equal to six percent (6%) of the HEIDI Compensation the eligible HEIDI Participant earned from the HEIDI Employer during the Plan Year.

Each HEIDI Employer shall pay its HEIDI contribution to the Trustee prior to the due date, including extensions thereof, for filing the HEIDI Employer's tax return for the taxable year with respect to which the contribution is made. Each HEIDI Employer makes each HEIDI contribution on the condition that it is deductible under Section 404 of the Code. If the deduction for any HEIDI contribution is disallowed under Section 404, such contribution, to the extent disallowed, may be returned to the HEIDI Employer within one year after the disallowance. Likewise, if a HEIDI Employer makes a HEIDI contribution based on a mistake of fact, such contribution may be returned to the Employer within one year after the contribution is made. The amount that may be returned is the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Earnings on mistaken contributions or contributions for which a deduction has been disallowed may not be returned, but losses attributable thereto reduce the amount returned.

A HEIDI Participant is eligible to share in the HEIDI contribution for a Plan Year if the HEIDI Participant (1) is employed by the HEIDI Employer on the last day of the Plan Year, (2) transferred employment during the year to another Participating Employer and remains employed by such other Participating Employer on the last day of the Plan Year, or (3) terminated employment because of Retirement, death or Disability. A HEIDI Participant who is on approved leave of absence on the last day of the Plan Year, such as maternity or paternity leave, shall be treated as employed on such date by his or her HEIDI Employer.

Notwithstanding the preceding paragraph, for the 2000 Plan Year, HEI Power Corp. shall make a HEIDI contribution for a Highly Compensated Employee only if the Highly Compensated Employee terminated employment during 2000 because of retirement, death, or disability under the terms of the Plan in effect prior to this restatement or transferred employment to another Participating Employer before receiving notice of this change in eligibility for Highly Compensated Employees and remained employed at such other Participating Employer on December 31, 2000. For the 2001 Plan Year, HEI Power Corp. shall not make a HEIDI contribution for any Highly Compensated Employee.

Each HEIDI Employer's HEIDI contribution shall be allocated among the Accounts of its respective eligible HEIDI Participants, so that each such HEIDI Participant shall receive an allocation equal to the same percentage of his or her HEIDI Compensation as every other eligible HEIDI Participant employed by the
same HEIDI Employer for the year.   Except for HEIDI Participants returning from
military leave who are entitled to USERRA contributions under Section 2.5, no HEIDI Participant shall be credited while on leave of absence with deemed HEIDI Compensation for purposes of calculating the HEIDI contribution.

Section 2.4   Rollover Contributions
-----------   ----------------------

     (a)  Direct Rollovers.  With the consent of the Administrative Committee,
          ----------------
an Eligible Employee, whether or not a Participant, may make a "direct rollover" to the Plan from a retirement plan that the Administrative Committee reasonably concludes is qualified under Section 401(a) of the Code. A "direct rollover" is a direct payment of an eligible rollover distribution by any reasonable means from the trustee of the former plan to the Trustee of this Plan.

     (b)  Other Rollovers.  The Administrative Committee may consider
          ---------------
traditional rollovers by Eligible Employees. To protect the tax-qualified status of the Plan, the Administrative Committee may ask the Eligible Employee to provide an opinion of counsel or other evidence to establish that the requirements for a rollover distribution have been satisfied. The Administrative Committee shall not permit the Plan to accept any rollovers from individual retirement accounts or individual retirement annuities, regardless of whether the funds involved originally were received as distributions from a qualified retirement plan.

Section 2.5   Rights of Returning Veterans
-----------   ----------------------------

Effective December 12, 1994, if a Participant returns to employment with a Participating Employer following a "military leave of absence," the Participant shall be eligible to have his or her military leave of absence counted as employment with the Participating Employer for purposes of salary reduction contributions and HEIDI contributions. The Administrative Committee has established written procedures to meet the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"). These procedures establish rules permitting reemployed veterans to makeup salary reduction contributions upon their return to employment with a Participating Employer and granting makeup HEIDI contributions for returning HEIDI participants. The USERRA procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to this document.

                                  ARTICLE III
                         LIMITATIONS ON CONTRIBUTIONS
                         ----------------------------

Section 3.1   Section 401(k) Nondiscrimination Rules
-----------   --------------------------------------

     (a)  ADP Test.  The nondiscriminatory amount test under Section
          --------
1.401(a)(4)-1(b)(2) of the Treasury Regulations is met for the salary reduction portion of the Plan if the Plan satisfies the actual deferral percentage ("ADP") test of Section 401(k)(3)(ii) of the Code. Effective with the 1997 Plan Year, the Plan uses the prior-year ADP testing method, under which the ADP in the current year for the group of Eligible Employees who are HCEs is compared to the ADP in the previous year for the group of Eligible Employees who were NHCEs in the previous year. The comparative percentages must satisfy one of the following tests:

          (1) The ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year multiplied by 1.25 [HCE ADP less than or equal to (NHCE ADP x 1.25)], or

          (2) The excess of the ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than two percentage points greater than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year, and the ADP for the current Plan Year
                                      ---
for the group of Eligible Employees who are HCEs is not more than twice the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year [HCE ADP less than or equal to (NHCE ADP + 2%)] and [HCE ADP less than or equal to (NHCE ADP x 2)].

     (b)  ADP Rules.
          ---------

          (1) The ADP for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of the salary reduction contributions actually paid to the Plan on behalf of each such Eligible Employee for such Plan Year to (ii) such Eligible Employee's ADP Compensation for such Plan Year. The ADP of an Eligible Employee who is eligible to but does not elect to have salary reduction contributions made on his or her behalf for a Plan Year shall be zero.

          (2) The ADP for any Eligible Employee who is an HCE for the Plan Year and who is eligible to have contributions allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if such contributions were made under a single arrangement.

          (3) In calculating the ADP for the group of NHCEs in the previous Plan Year, an Eligible Employee's status as an NHCE shall be determined using the definition of Highly Compensated Employee in effect for the previous Plan Year.

     The provisions of Section 401(k)(3) of the Code and Section 1.401(k)-1(b) of the Treasury Regulations, as modified by the Small Business Job Protection Act of 1996, are incorporated in the Plan by this reference.

     (c)  Excess Contributions.  Effective with the 1997 Plan Year, excess
          --------------------
contributions are treated as follows:

          (1) If the Plan does not satisfy either of the ADP tests for a Plan Year, the dollar amount of excess contributions for each affected HCE shall be calculated in a manner consistent with Section 401(k)(8)(B) of the Code and
Section 1.401(k)-l(f)(2) of the Treasury Regulations, which states that the amount of excess contributions for an HCE is the amount by which such HCE's elective contributions must be reduced for the HCE's actual deferral ratio to equal the highest permitted actual deferral ratio for the year.

          (2) The excess contributions determined in step (1) shall be totaled and then distributed in accordance with steps (3) and (4).

          (3) The elective contributions of the HCE with the highest dollar amount of elective contributions shall be reduced by the amount required to cause that HCE's elective contributions to equal the dollar amount of the elective contributions of the HCE with the next highest dollar amount of elective contributions. This amount shall then be distributed to the HCE. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess contributions for the group, the lesser reduction amount shall be distributed.

          (4) If the amount distributed under the preceding paragraph is less than the total excess contributions, the steps in the preceding paragraph are repeated until the total excess contributions have been distributed. After the total excess contributions have been distributed, the ADP test is deemed to be satisfied, regardless of whether, if recalculated after the distributions, the ADP test would actually be satisfied.

          (5) Any excess contributions shall be distributed no later than the last day of the Plan Year following the Plan Year in which the excess contributions were made. To avoid the 10% excise tax under Section 4979 of the Code, the Administrative Committee may cause such distributions to be made within the first 2-1/2 months of such Plan Year.

          (6) The excess contribution to be so distributed shall be adjusted for income or loss, which shall be determined by multiplying the income or loss allocable to the HCE's salary reduction contributions for the Plan Year by a fraction, the numerator of which is the amount of the excess contribution on behalf of the HCE for the Plan Year and the denominator of which is the sum of the HCE's Account balance attributable to salary reduction contributions as of the beginning of the Plan Year plus the HCE's salary reduction contributions for the Plan Year. No adjustment shall be made for the gap period between the end of the Plan Year in which the excess contributions were made and the time when the excess contributions are distributed.

Section 3.2   Maximum Contributions
-----------   ---------------------

     (a)  Dollar Limit on Salary Reduction Contributions.  No Participant shall
          ----------------------------------------------
be permitted to elect salary reduction contributions during any calendar year in excess of the amount of elective deferrals permitted by Section 402(g)(1) of the Code. The limit is set annually by the IRS and is adjusted for cost-of-living increases. For 1998 and 1999, the limit is $10,000. For 2000, the limit is $10,500.

     This limitation applies to the Participant and is based not only on salary reduction contributions to this Plan but also on "elective deferrals" to any other qualified retirement plan, including plans of other employers. "Elective deferrals" are contributions made to employer-sponsored, qualified retirement plans pursuant to salary reduction agreements and include salary reduction contributions, 401(k) and 403(b) annuity contributions to plans of other employers, and elective contributions to SIMPLE plans. Since neither the Participating Employers, the PIC, nor the Administrative Committee has knowledge of a Participant's elective deferrals in qualified retirement plans of other employers, it is the Participant's responsibility to monitor this limitation with respect to all elective deferrals. If a Participant's elective deferrals for a Plan Year are in excess of the 402(g) limit, the Participant must choose which plan to allocate the excess to. If the Participant chooses this Plan to allocate some or all of the excess to, the Participant must so notify the Administrative Committee no later than March 1 of the year following the year in which the excess occurred. The Participant's notice to the Administrative Committee must (i) be in writing, (ii) specify the amount of such excess for the preceding year allocated to the Plan, and (iii) be accompanied by the Participant's written statement to the effect that if such amounts are not distributed, such excess (when added to amounts deferred under other qualified retirement plans or arrangements) would exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the contribution occurred. A Participant shall be deemed to have provided the foregoing notice to the Administrative Committee if the Participant's deferrals have exceeded the 402(g) limit taking into account only deferrals to this Plan and other plans sponsored by the Participating Employers or an Associated Company.

     Any excess elective deferrals allocated to the Plan in accordance with the foregoing paragraph, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than April 15 of the year following the year in which the excess occurred. Income or loss shall be determined by multiplying the income or loss allocable to the Participant's salary reduction contributions for the Plan Year by a fraction, the numerator of which is the amount of the excess deferrals under the Plan on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's Account balance attributable to salary reduction contributions as of the beginning of the Plan Year plus the Participant's salary reduction contributions for the Plan Year. No adjustment shall be made for the gap period between the end of the Plan Year in which the excess deferrals were made and the time when the excess deferrals are distributed.

     (b)  Section 415 Limitations.  In each Plan Year "Annual Additions" to
          -----------------------
the Plan (plus "Annual Additions" to any other defined contribution plan that a Participating Employer maintains) on behalf of each Participant may not exceed the lesser of $30,000 (adjusted for cost-of-living increases) or 25% of the Participant's 415 Compensation for the Plan Year. "Annual Additions" means the sum credited to a Participant's Account for a Plan Year of:

          (1) all Employer contributions (HEIDI contributions and salary reduction contributions),

          (2)  all Employee contributions (none are currently allowed),

          (3) forfeitures (there is no allocation of forfeitures under the Plan; any forfeiture of HEIDI contributions is used to reduce future HEIDI contributions), and

          (4) with respect to "key employees" only, amounts contributed to a 401(h) account in a defined benefit plan or to a qualified asset account in a welfare benefit fund to provide postretirement medical benefits to or on behalf of the "key employee," except that the 25% limitation on Annual Additions shall not apply to any amounts treated as Annual Additions under this paragraph.

     Assets transferred or rolled over from another qualified plan are not Annual Additions. Furthermore, the repayment of a Plan loan is not an Annual Addition. However, Annual Additions shall include salary reduction contributions for such Plan Year that are subsequently distributed to a Participant pursuant to this Article III, except to the extent of excess salary reduction contributions and earnings thereon refunded to the Participant by April 15 of the following Plan Year.

     (c)  415(e) Limits. Prior to 2000, the Plan shall comply with the
          -------------
415(e) limits as follows:

          (1) In any case where a Participant is also a participant in any defined benefit plan maintained by a Participating Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not (subject to the restrictions and exceptions contained in Section 415 of the Code) exceed 1.0 for any limitation year. Reduction of benefits or contributions or allocations to the plans, where required, shall be accomplished first by reducing the Participant's benefits under the defined benefit plans and then by reducing the contributions or allocations under the defined contribution plans. If the Participant participates in more than one defined benefit plan or more than one defined contribution plan maintained by a Participating Employer, reductions in each such category of plans shall be made first from the first such plan in which the Participant commenced participation and, if further reduction is required, from the second such plan in which the Participant commenced participation, and proceeding in such order until the 415(e) limitation is no longer exceeded.

          (2) For purposes of this Section 3.2(c), the following terms shall have the following meanings:

               (A) The term "defined benefit plan fraction" shall mean a fraction, the numerator of which is the projected annual benefit of the Participant determined as of the close of the Plan Year and the denominator of which is the lesser of (i) the maximum dollar limit of Section 415 of the Code for such Plan Year for a defined benefit plan multiplied by 1.25, or (ii) the percentage of compensation limitation of
Section 415 of the Code for such Plan Year for a defined benefit plan multiplied by 1.4.

               (B) The term "defined contribution plan fraction" shall mean a fraction, the numerator of which is the Annual Additions to the Participant's Account for such Plan Year and the denominator of which is the lesser of (i) the maximum dollar limit of Section 415 of the Code for such Plan Year for a defined contribution plan multiplied by 1.25, or (ii) the percentage of compensation limitation of Section 415 of the Code for such Plan Year for a defined contribution plan multiplied by 1.4.

     (d)  Section 415 Aggregation Rules.  In applying the limitations of Section
          -----------------------------
415 of the Code, all defined benefit plans (whether or not terminated) of a Participating Employer shall be treated as one plan, and all defined contribution plans (whether or not terminated) of a Participating Employer shall be treated as one plan. Furthermore, the term "Participating Employer" shall include all corporations that are members of the same controlled group of corporations or are under common control with a Participating Employer, except that control shall be considered to exist if there is more than 50% ownership control rather than 80% ownership control.

                                  ARTICLE IV
                          ACCOUNTING AND INVESTMENTS
                          --------------------------

Section 4.1   Assets To Be Held by Trustee
-----------   ----------------------------

All contributions to the Plan shall be held and invested by the Trustee pursuant to the Trust Agreement and the rules set forth in this Article IV. There shall be no distinction between Accounts of Participants of different Participating Employers, except that if a Participating Employer withdraws from the Plan, the Accounts of affected Participants may be segregated and spun-off in accordance with the rules of Section 401(a)(12) and 414(l) of the Code.

Section 4.2   Accounting
-----------   ----------

The Trustee shall maintain accurate accounting of each Participant's interest in the Plan in accordance with the Trust Agreement.

     (a) Subaccounts.  Although the total interest of a Participant in the Plan
         -----------
is reflected in or expressed as his or her Account, the Trustee may maintain subaccounts to reflect different sources of contributions to the Plan. For example, all salary reduction contributions and any other 401(k) monies must be separately accounted for to ensure that the distribution restrictions under
Section 401(k) are complied with. As of January 1, 2001, the Trustee maintains the following subaccounts:

     .  Salary Reduction               .  Participant Voluntary
     .  Rollover                       .  HEI Diversified Plan
     .  Employer ASB                   .  Employer Supplemental
     .  IRA                            .  Voluntary HEISOP
     .  Employer HEISOP

     The subaccounts may be changed by agreement between the PIC and the Trustee.

     (b)  Valuation of Accounts.  The Account and subaccounts of each
          ---------------------
Participant shall be valued at the end of each day that the New York Stock Exchange is open (each, a "valuation date"). Each Account and subaccount shall be adjusted as of each valuation date (and before making the allocation of any contributions since the last valuation date) by increasing or decreasing the net balance of the Account and subaccounts by their proportionate share of the earnings, gains, and losses (whether realized or unrealized) of the investment options since the previous valuation date.

     (c)  Expenses. To the extent not paid by the Participating Employers,
          --------
all costs and expenses of the Plan and any taxes assessed against the Plan shall be paid from the Plan. Each Participant is assessed a quarterly recordkeeping fee by the Trustee with respect to his or her overall Account. If a Participant directs an investment in a Plan loan to himself or herself in accordance with
Section 4.3(f), a loan set-up fee will be charged against the Participant's

Account, and a quarterly loan servicing fee will be assessed for as long as the loan is outstanding. The current fee schedule is available from the Trustee.

Section 4.3   Investment of Accounts
-----------   ----------------------

     (a)  Broad Range of Investments.  The Plan offers a broad range of
          --------------------------
investment options, including, but not limited to, mutual funds managed by an affiliate of the Trustee and other companies, a money market account at American Savings Bank, F.S.B., and a Company stock fund that invests primarily in common stock of the Company. The PIC may change the investment options offered at any time. A prospectus describing the Plan and the investment risks associated with an investment in the Plan is available to Participants. Appendix A to such prospectus describes the investment options offered under the Plan.
Prospectuses are also available for the mutual fund options.

     (b) Participant Direction.  Each Participant is responsible for investing
         ---------------------
all of his or her Account. A Participant exercises his or her investment responsibility by choosing from among the investment options offered. Participants are responsible for educating themselves regarding the investment alternatives available to them. Initial investment choices are made on forms provided by the PIC or Administrative Committee. Subsequent changes are made directly with the Trustee via its telephone or internet exchange service. If a Participant does not choose an investment option for any portion of his or her Account, the Participant shall be deemed to have chosen the American Savings Bank, F.S.B. Money Market Account, or such other investment as the PIC may direct, as the investment option applicable to the non-directed portion of the Participant's Account.

     (c)  Section 404(c) Plan.  The Plan is intended to constitute a plan
          -------------------
described in Section 404(c) of ERISA. Under Section 404(c) of ERISA, fiduciaries of the Plan shall not be liable for any losses that are the direct and necessary result of a Participant's or Beneficiary's exercise of control over investments in the Participant's account.

     (d)  Company Stock.  Effective April 1, 1996, all shares of common stock
          -------------
of the Company held by the Plan were placed in a fund, designated as the "HEI Common Stock Fund," which consists of common stock of the Company and a small percentage of cash or cash equivalent investments. Following the establishment of the HEI Common Stock Fund, Participant's Accounts invested in Company stock were credited with units in the HEI Common Stock Fund.

          (i) HEISOP Diversification.  Prior to February 1, 1996, all
              ----------------------
subaccounts resulting from the merger of HEISOP into the Plan ("HEISOP subaccounts") were invested exclusively in common stock of the Company. Beginning February 1, 1996, Participants with HEISOP subaccounts were permitted to begin diversifying their HEISOP subaccounts into the other investment options offered under the Plan. Effective January 1, 1998, a Participant with a HEISOP subaccount may diversify the investment of up to 75% of the common stock of the Company (now, units in the HEI Common Stock Fund) credited to the Participant's HEISOP subaccount on December 31, 1995, less the number of shares diversified by the Participant since

February 1, 1996. Commencing January 1, 1999, a Participant with a HEISOP subaccount may diversify the investment of 100% of the units in the HEI Common Stock Fund credited to the Participant's HEISOP subaccount, and, thereafter, Participants with HEISOP subaccounts shall be solely responsible for the investment of their HEISOP subaccounts.

          (ii)  Voting of Shares. Each Participant shall have the right to
                ----------------
direct the Trustee as to the manner in which the Trustee is to vote that number of shares of common stock of the Company represented by units in the HEI Common Stock Fund credited to the Participant's Account. Participant ownership of Company stock and voting by Participants with respect to such stock shall be kept confidential in accordance with procedures adopted by the PIC. The Trust Agreement sets forth the responsibilities of the Company, the PIC, and the Trustee with respect to notification to Participants of annual or special meetings, the means of communicating directions, and the voting of shares for which no direction is received by the Trustee. The Trust Agreement, as it may be amended, shall be followed by the Trustee in performing its responsibilities with respect to common stock of the Company held by the Plan.

          (iii) Tender Offers.  In the event of a tender offer or other
                -------------
situation that involves the potential for undue influence, tabulation of Participant votes shall be controlled by the Trustee in accordance with the terms of the Trust Agreement.

          (iv)  Change in Shares.  If the outstanding shares of common stock of
                ----------------
the Company are decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of common stock or other securities, an appropriate and proportionate adjustment may be made by the Company to the maximum number and kind of shares or other securities which are subject to an effective registration statement filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended. Any adjustment under this paragraph shall be subject to the requirements of applicable federal and state securities laws and regulations.

     (e)  General Investment Powers of the PIC.  The PIC may authorize or direct
          ------------------------------------
investments in any investment permitted under Part 4, Title I of ERISA, and agreed to by the Trustee. The PIC may authorize the retention of an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Plan, provided that there is an acknowledgment in writing by the investment manager that such investment manager is qualified to so act under the terms of ERISA, and that such investment manager is, by acceptance of such appointment, a Plan fiduciary. Up to 100% of the assets of the Plan may be invested in (i) the American Savings Bank, F.S.B. Money Market Account or (ii) "qualifying employer real property" or "qualifying employer securities," subject to the limitations in Sections 407 and 408 of ERISA.

     (f)  Plan Loans to Active Participants. This Section 4.3(f) sets forth
          ---------------------------------
guidelines for administering the loan program established by the PIC for Participants who are "parties-in-interest," as defined in Section 3(14) of ERISA. The loan program is administered by the Trustee in accordance with procedures approved by the Administrative Committee. The loan procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to the Plan.

          (i)   Loan Sources. Plan loans may be taken only from the following
                ------------
subaccounts: Salary Reduction, Participant Voluntary, Rollover, and Employer ASB (collectively, "loan subaccounts").

          (ii)  Application Procedures.  A Participant wishing to obtain a loan
                ----------------------
may initiate the process through the Trustee's telephone and internet services. The Participant has thirty days after initiating the loan to complete the loan application process. If the process is not completed within thirty days, the Participant must reinitiate the process. The loan application includes a promissory note and security agreement and is subject to the review and approval of the Administrative Committee.

          (iii) Maximum Loan Amount.  The maximum amount which may be
                -------------------
borrowed by any Participant is the lesser of:

                (A)  $50,000, or

                (B)  50% of the Participant's vested Account balance.

          The $50,000 maximum shall be reduced by the excess (if any) of

                (C) the highest outstanding balance of loans from the Plan during the one-year period ending on the date one day before the date on which the loan is made, minus

                (D) the outstanding balance of loans from the Plan on the date the loan is made.

          (iv)  Minimum Loan Amount.  Loans will not be permitted for less than
                -------------------
$1,000.

          (v)   Repayment Terms.  Loans must be repaid within five years, unless
                ---------------
the Participant uses the loan proceeds to buy the Participant's principal residence, in which case the Administrative Committee may agree to a repayment period of up to fifteen years. The principal residence exception to the five-year repayment rule does not apply to loans for the improvement of a Participant's principal residence. The Administrative Committee shall require that active Participants agree to have their loans repaid by payroll deduction. Interest will be paid as it accrues, with level amortization.

          (vi)  Purposes for Which Loans May Be Granted.  Participants may have
                ---------------------------------------
up to two loans outstanding, provided the maximum loan amount is not exceeded. The first loan may be granted without restriction on the use of the proceeds. A second loan will be permitted only if a Participant experiences an unforeseen or extraordinary situation that the Administrative Committee determines constitutes a "hardship". A Participant wishing to apply for a hardship loan must demonstrate to the satisfaction of the Administrative Committee that the Participant has an immediate and substantial financial need. Examples of situations that constitute "hardship" include (1) the purchase of a principal residence, (2) payment of medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, children or other tax dependents, (3) payment of college tuition and related expenses for up to twelve months for the Participant, the Participant's spouse, children or other tax dependents, (4) payment of funeral expenses of a family member, or (5) payment to prevent eviction from the Participant's principal residence or foreclosure on the mortgage on the Participant's principal residence. Under no circumstances shall the Administrative Committee or the Trustee conduct the loan program in a manner which is more favorable to Participants who are HCEs than to other Participants.

          (vii)  Interest Rates.  The interest rate charged shall be two
                 --------------
percentage points above the then current rate of interest being paid by the American Savings Bank, F.S.B. Money Market Account.

          (viii) Collateral.  The Administrative Committee shall require that
                 ----------
the loan be secured by 50% of the Participant's vested Account balance at the time the loan is approved.

          (ix)   Repayment Upon Distribution.  If a Participant or Beneficiary
                 ---------------------------
becomes entitled to a distribution for any reason, such as the Participant's separation from service, Retirement, Disability, or death, the unpaid balance of any outstanding loan shall immediately become due and payable. The Participant's Account will be reduced by any unpaid balance before a distribution is made.

          (x)    Default.  Default will occur if:
                 -------

                 (1) The Participant terminates employment for any reason without repaying the loan in full,

                 (2) While employed, the Participant falls more than three months behind on repayment of the loan, without repaying the unpaid balance,

                 (3) The Plan is terminated, or

                 (4) The Participant is involved as a debtor in a bankruptcy or insolvency proceeding brought by or against the Participant.

          If there is a default, the following will occur:

                 (A) The principal amount of the loan plus interest accrued through the date of default will be a deemed distribution, subject to all applicable taxes. The Trustee will issue Internal Revenue Service Form 1099-R to the Participant, reflecting the deemed distribution.

                 (B) Although the default will be a deemed distribution, the Trustee will not reduce the Participant's Account until a distributable event occurs under the terms of the Plan. The outstanding balance of the defaulted loan (including interest accruing after default) shall be considered outstanding in applying Section 4.3(f)(iii) to determine the maximum amount of any subsequent loan. Furthermore, the Administrative Committee shall balance the fact that the Participant is in default against the "hardship" demonstrated as the need for the second loan, and may deny a second loan based on the default.

          (xi)   Leaves of Absence.  Generally, repayments must continue in a
                 -----------------
timely manner during an authorized leave of absence. However, the repayment of any Plan loan may be suspended while the Participant is absent for "qualified military service". The USERRA procedures adopted by the Administrative Committee contain rules with respect to suspension of loan payments.

          (xii)  Self-Directed Investment.  As with all other Plan investments,
                 ------------------------
a Plan loan is a self-directed investment. All expenses of a loan will be charged against the Participant's Account. Interest and principal paid on a loan will be credited solely to the Participant's Account, and any loss suffered by reason of default or otherwise will be borne solely by the Participant's Account.

                                   ARTICLE V
                            VESTING AND FORFEITURES
                            -----------------------

Section 5.1   Vesting
-----------   -------

Vesting determines the portion of the Participant's Account that he or she is entitled to receive when a distributable event occurs, such as Retirement or other separation from service. Any portion of a Participant's Account that is not vested upon separation from service shall be forfeited in accordance with the rules in Section 5.2.

     (a)  Immediate Vesting for all Contributions other than HEIDI
          --------------------------------------------------------
Contributions.
-------------

     Except as to HEIDI contributions and any investment earnings thereon, each Participant shall always be fully vested in his or her Account.

     (b)  Vesting for HEIDI Contributions.
          -------------------------------

          (i)   Termination of Employment Prior to Retirement, Death or
                -------------------------------------------------------
Disability.  HEIDI contributions and their earnings are not immediately vested
----------
when made. Rather, for HEIDI Participants who terminate employment with the Participating Employers prior to Retirement, death, or Disability, vesting in HEIDI contributions depends on the HEIDI Participant's number of Years of Vesting Service when he or she terminates employment. The following schedule shall apply to determine the vested interest of a HEIDI Participant in HEIDI contributions and the earnings thereon.

                     Years of Vesting Service    Percentage
                     ------------------------    ----------
                           Less than 2              0%
                           2 or more                100%

          (ii)  Retirement, Death or Disability.  If a HEIDI Participant Retires
                -------------------------------
or terminates employment with a Participating Employer because of death or Disability, the HEIDI Participant shall be fully vested in his or her total Account, including HEIDI contributions and any earnings thereon, regardless of the HEIDI Participant's Years of Vesting Service.

          (iii) Calculation of Years of Vesting Service.  For regular, full-
                ---------------------------------------
time HEIDI Participants, Years of Vesting Service are calculated using the elapsed time method, which is based on periods of employment. For part-time HEIDI Participants, Years of Vesting Service are calculated under the general method, which is based on Hours of Service.

                (A) Full-Time HEIDI Participants.  For full-time HEIDI
                    ----------------------------
Participants, vesting service shall be granted for the period of time beginning on the date such HEIDI Participant commences employment with a Participating Employer and ending on the date such HEIDI Participant terminates employment with all the Participating Employers and Associated Companies.

          If a former full-time HEIDI Participant is reemployed by a Participating Employer, vesting service shall be granted for the period of time beginning on the date such HEIDI Participant is reemployed and ending on the date such HEIDI Participant subsequently terminates employment with all the Participating Employers and Associated Companies. If such HEIDI Participant is reemployed within the 12-consecutive month period following the date on which the HEIDI Participant terminated employment, vesting service shall also be granted for the interim period.

          If a full-time HEIDI Participant is absent from work for any period
(i) by reason of pregnancy, the birth of a child, or the placement of a child in connection with such HEIDI Participant's adoption of the child or (ii) for purposes of caring for such child for a period beginning immediately following such birth or adoption, the full-time HEIDI Participant shall be credited with additional vesting service equal to the lesser of such period or twelve months. The severance from service date of a full-time HEIDI Participant who is absent from work beyond the first anniversary of the first day of maternity or paternity absence shall be the second anniversary of the first day of such absence. The period between the first and second anniversaries shall not be regarded as a period of service or a period of severance.

          With respect to leaves of absence, vesting service shall be granted for:

                (1) The period of time spent on military leave of absence. If a full-time HEIDI Participant on military leave of absence does not return to covered employment within five years after the completion of the military service, no additional vesting credit shall be granted for the period of military leave of absence.

                (2) Personal leave of absence authorized by a Participating Employer that is not in excess of one year.

                (3) A period of absence because of curtailment of work, not to exceed six months, provided the full-time HEIDI Participant returns to employment within two weeks after notification by a Participating Employer that work is available.

                (4) Any other absence from active employment provided such absence is authorized by a Participating Employer.

          Any full-time HEIDI Participant absent from active employment because of illness or injury will be treated the same as though such HEIDI Participant were actively employed so long as such HEIDI Participant receives Compensation from a Participating Employer prior to termination of employment.

          In determining leaves of absence, a Participating Employer must act in a nondiscriminatory manner.

          If a full-time HEIDI Participant incurs a One-Year Break in Service before becoming vested, vesting service granted prior to such One-Year Break in Service shall be disregarded after the continuous period of severance equals or exceeds five years.

          If a full-time HEIDI Participant incurs five consecutive One-Year Breaks in Service, vesting service credited subsequent to such One-Year Breaks in Service shall be disregarded for purposes of determining the vesting percentage in HEIDI contributions before such One-Year Breaks in Service.

          (B)  Part-Time HEIDI Participants. A part-time HEIDI Participant earns
               ----------------------------
one Year of Vesting Service for each Plan Year in which such HEIDI Participant is credited with 1000 Hours of Service, beginning with the Plan Year in which the part-time HEIDI Participant first performs an Hour of Service for a Participating Employer.

          If a part-time HEIDI Participant incurs a One-Year Break in Service, which can occur even while the Participant remains employed by the Employer, the part-time HEIDI Participant's vested interest in HEIDI contributions and earnings thereon shall be affected as follows:

          Following a One-Year Break in Service, a part-time HEIDI Participant's Years of Vesting Service prior to the break will not be taken into account in determining the Participant's vested interest in HEIDI contributions made after the break until such HEIDI Participant has again completed one Year of Vesting Service.

          If a part-time HEIDI Participant incurs five consecutive One-Year Breaks in Service, such part-time HEIDI Participant's Years of Vesting Service after such five-year break shall not be taken into account for purposes of determining such part-time HEIDI Participant's vested interest in HEIDI contributions made prior to the break.

          If a nonvested, part-time HEIDI Participant (a Participant with a 0% vested interest in HEIDI contributions and the earnings thereon) incurs a period of consecutive One-Year Breaks in Service equal to or exceeding five years, such HEIDI Participant's Years of Vesting Service prior to the break shall not count towards vesting credit in HEIDI contributions made after the break. Any Years of Vesting Service that are not required to be taken into account because of this subparagraph shall not be taken into account in applying this subparagraph to a subsequent break.

          For part-time HEIDI Participants, a "One-Year Break in Service" means a calendar year during which the part-time HEIDI Participant does not complete more than 500 Hours of Service. If a Part-time HEIDI Participant is absent from work because of the pregnancy of the Participant or the Participant's spouse, the birth of the Participant's child, the adoption of a child by the Participant, or the care of a new child by birth or adoption, the Participant shall receive credit for up to 501 Hours of Service, which shall be counted under the Plan solely to determine whether a One-Year Break in Service has occurred. Hours of Service for maternity/paternity leave shall be credited at the normal rate of Hours worked by the Participant, or, if there is no normal rate, at the rate of eight (8) Hours of Service per day of absence (up to 501 Hours). These Hours of Service shall be credited to the Plan Year in which the paternity/maternity absence begins if necessary to prevent a One-Year Break in Service in such Plan Year; otherwise, the Hours shall be credited to the immediately following Plan Year.


          (C)   Change in Classification.  If a part-time HEIDI Participant
                ------------------------
transfers to full-time status, such HEIDI Participant's vesting service shall consist of the number of Years of Vesting Service credited to such HEIDI Participant prior to the Plan Year in which the change in status occurred plus the greater of (a) the vesting service that would be credited under the elapsed time method for the Plan Year in which the change in status occurred or (b) the vesting service that would be taken into account under the computation method as of the date the change in status occurred. In Plan Years after the change in status, the former part-time HEIDI Participant shall have his or her Vesting service credited under the elapsed time method.

          If a full-time HEIDI Participant transfers to part-time status, the full-time HEIDI Participant's vesting service shall consist of the number of Years of Vesting Service credited to such HEIDI Participant prior to the Plan Year in which the change in status occurred plus credit in the Plan Year in which the change in status occurred for a number of Hours of Service determined by crediting the HEIDI Participant with one hundred ninety (190) Hours of Service for any month in which the HEIDI Participant completed one Hour of Service as of the date the change of status occurred. After the change in status, the former full-time HEIDI Participant shall have his or her vesting service determined based on actual hours worked and in accordance with the rules for part-time HEIDI Participants set forth above.

          (D)   Employment with Associated Companies.   If a HEIDI Participant
                ------------------------------------
is at any time employed by an Associated Company, such employment shall be treated as employment by a HEIDI Employer for purposes of determining such individual's vesting service.

Section 5.2   Forfeitures
-----------   -----------

     (a)  Termination of Service before 100% Vested.  If a HEIDI Participant
          -----------------------------------------
terminates employment with the Participating Employers with a 0% vested interest in HEIDI contributions and the earnings thereon, the HEIDI contributions and the earnings thereon credited to the HEIDI Participant's Account shall be forfeited after the HEIDI Participant incurs five (5) consecutive One-Year Breaks in Service.

     (b)  Forfeiture in the Event a Participant or Beneficiary Cannot be
          --------------------------------------------------------------
Located; No Escheat.  If the Administrative Committee is unable to locate a
-------------------
Participant or the Participant's Beneficiary who is entitled to a distribution of a vested interest in the Plan, any nonvested portion of a HEIDI Participant's Account shall be forfeited in accordance with Section 5.2(a). The vested portion of a Participant's Account shall be held by the Trustee so long as the trust is in existence until the required distribution date provided in Section
401(a)(9) of the Code.   If the Participant or Beneficiary still cannot be
located, the vested portion of the Participant's Account shall be forfeited and shall not escheat under the laws of any state. Any vested amount forfeited because of the Administrative Committee's inability to locate a Participant or Beneficiary shall be restored from current forfeitures or an additional HEIDI Employer contribution if a proper claim is later made for the Account. Any forfeitures restored under this paragraph shall be restored without adjustment for interest or any earnings or losses for the interim period.

     (c)  Use of Forfeitures to Reduce the HEIDI Employers' Contribution.
          --------------------------------------------------------------
Forfeited amounts that are not used to restore amounts previously forfeited under Section 5.2(b) shall be used to reduce the HEIDI Employers' HEIDI contribution for the Plan Year in which the forfeiture occurred. If the forfeitures for a Plan Year exceed the HEIDI contribution for such Plan Year, the excess shall be held in a suspense account and used to reduce HEIDI contributions in succeeding years.

                                  ARTICLE VI
                          PAYMENT OF VESTED BENEFITS
                          --------------------------

Section 6.1   Commencement of Benefits
-----------   ------------------------

A Participant with a vested Account balance may apply for and receive a distribution of his or her benefits upon separation from service. If a Participant's vested Account balance is $5,000 or less, the Participants vested Account balance will be distributed to the Participant in a single sum as soon as administratively feasible following separation from service. No consent of the Participant is required for this automatic cashout to be made. If a Participant's vested Account balance exceeds $5,000, no distribution may be made to the Participant before the Participant reaches Normal Retirement Age without the consent of the Participant.

Subject to a Participant completing the proper distribution forms, benefits must commence no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

     (1)  the Participant reaches Normal Retirement Age,

     (2) the Participant reaches the tenth anniversary of the year in which the Participant commenced participation in the Plan,

     (3)  the Participant separates from service with the Employer, or

     (4) the date specified in a written statement (signed by the Participant and provided to the Administrative Committee) in which the Participant elects to defer the payment of benefits.

Notwithstanding any provision of the Plan to the contrary, benefits shall be distributed in accordance with Section 401(a)(9) of the Code and accompanying regulations, including Proposed Treasury Regulations Section 1.401(a)(9)-2 which
sets forth the requirements for incidental benefits, such as death benefits.   A
Participant who reached age 70 1/2 prior to January 1, 2000, had to begin receiving his or her benefits no later than April 1 following the calendar year in which the Participant reached age 70 1/2. This rule is retained for terminated, vested Participants and for any Participant who owns (directly or by attribution) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all the stock of the Company (either, a "5% owner"). Every Participant other than a 5% owner who reaches age 70 1/2 after December 31, 1999, while actively employed by a Participating Employer may elect (i) to commence receiving benefits on April 1 following the calendar year in which the Participant attains age 70 1/2 or (ii) to defer the commencement of benefits to a date no later than April 1 following the calendar year in which the Participant Retires. Any active Participant other than a 5% owner who reached age 70 1/2 before January 1, 2000, and has already begun receiving distributions may elect to stop distributions and recommence further distributions in the same form no later than April 1 following the calendar year in which such Participant Retires. The recommencement of distributions shall not constitute a new annuity starting date.

Section 6.2   Form of Benefits
-----------   ----------------

Effective as of the earlier of (i) the 90th day after a Participant receives a summary of material modifications describing the simplified form of benefits described in this Section 6.2 or (ii) January 1, 2002, the forms of benefit available to Participants and Beneficiaries are:

     .    a single sum (also known as a lump sum) payable as soon as administratively feasible following completion of all applicable distribution forms, and

     .    an installment option with respect to HEISOP subaccounts only, as described in Section 6.5.

Prior to the foregoing effective date, the Plan provided other forms of benefit, including a qualified joint and survivor annuity and a qualified preretirement survivor annuity. These forms of benefit and the transition rules with respect to them are described in Appendix A.

All distributions shall be in the form of cash, except that a Participant's investment in the HEI Common Stock Fund shall be converted to an equivalent number of shares of common stock of the Company. The normal form of distribution for investments held in the HEI Common Stock Fund shall be such converted shares of common stock. However, a Participant may elect to receive cash in lieu of common stock. The value of any fractional share equivalent shall be paid in cash.

Section 6.3   Death Benefits
-----------   --------------

If a Participant dies prior to distribution of the Participant's total vested Account balance, such Participant's designated Beneficiary shall be entitled to receive the Participant's remaining Account balance (reduced by any outstanding loans) as a death benefit. Death benefits may be paid as soon as administratively feasible following the Participant's death and must be made by the end of the year which contains the fifth anniversary of the Participant's death. The Beneficiary may elect to receive the death benefits in any of the forms available under Section 6.2 (subject to Appendix A, to the extent still effective).

A Participant's Beneficiary shall be the person designated as such on forms approved by the Administrative Committee, provided that a married Participant's spouse shall automatically be his or her Beneficiary unless the spouse has consented to an alternate Beneficiary. The spouse's signature on the consent form must be notarized or witnessed by an authorized Plan representative. A married Participant may name a contingent Beneficiary in the event the spouse predeceases the Participant. Unmarried Participants may name a primary and a secondary Beneficiary.

Subject to the rights of a married Participant's spouse, a Participant may revoke or change designation of Beneficiaries at any time on forms approved by the Administrative Committee.

Whenever a new Beneficiary form is filed, all former Beneficiary designations by
such Participant shall automatically be revoked.   If, upon the death of a
Participant, there is no valid Beneficiary designation on file with the Administrative Committee or the Beneficiary has predeceased the Participant, the Beneficiary of the Participant's vested Account balance shall be, in order of priority:

     (1)  the Participant's surviving spouse, if any;

     (2)  the estate of the deceased Participant.

Facts as shown by the records of the Administrative Committee at the time of the Participant's death shall be conclusive as to the identity of the proper Beneficiary.

Section 6.4   In-Service Distributions
------------  ------------------------

     (a)  Withdrawals from Participant Voluntary, Voluntary HEISOP, and IRA
          -----------------------------------------------------------------
Subaccounts.  A Participant may at any time request (on a form approved by the
-----------
Administrative Committee) a withdrawal from the following subaccounts:
Participant Voluntary, Voluntary HEISOP, or IRA. Only one such withdrawal from each of the aforementioned sources shall be permitted each Plan Year. Any withdrawal will be processed as soon as administratively feasible.

     (b)  Hardship Withdrawals.  Hardship withdrawals may be made from the
          --------------------
following subaccounts: Salary Reduction, Employer ASB, and Employer HEISOP. However, no hardship withdrawal shall include any income allocable to salary reduction contributions earned after January 1, 1989. To qualify for a hardship withdrawal, a Participant must demonstrate to the satisfaction of the Administrative Committee that the Participant has an "immediate and heavy financial need" and no other resources readily available to meet such need. A Participant shall be deemed to have an immediate and heavy financial need in connection with: (1) the purchase (excluding mortgage payments) of a principal residence, (2) payment of medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, children or other tax dependents, (3) payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children or other tax dependents, (4) payment of funeral expenses of a family member, or (5) payment to prevent eviction from the Participant's principal residence or foreclosure on the mortgage on the Participant's principal residence.

     The amount requested may not exceed the amount required to relieve the immediate and heavy financial need after taking into consideration the amount of such need that may be satisfied from other resources reasonably available to the Participant. In connection with determining the amount of such need that may be satisfied from other resources, the Administrative Committee may rely on the Participant's written representation that the need cannot be relieved: (1) through reimbursement or compensation by insurance or otherwise, (2) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (3) by cessation of salary reduction contributions under the Plan, or (4) through other distributions or nontaxable loans from the Plan or other plans maintained by a Participating Employer or any other employer of the Participant or by borrowing from commercial sources on reasonable commercial terms. If a Participant qualifies for and receives an in-service distribution on account of hardship from his or her Salary Reduction subaccount, the Participant shall not be permitted to make salary reduction contributions to the Plan for twelve months following the distribution.

Section 6.5   Installment Option for HEISOP Subaccounts
-----------   -----------------------------------------

Unless the Participant elects otherwise, the Participant's HEISOP subaccounts invested in the HEI Common Stock Fund shall be distributed in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of

     (1)  five years, or

     (2) in the case of a Participant with an Account balance in excess of $725,000, five years plus one additional year (but no more than five additional years) for each $145,000 or fraction thereof by which such balance exceeds $725,000. The $725,000 and $145,000 amounts are subject to increase with the cost of living in accordance with Section 409(o)(2) of the Code.

Section 6.6   Qualified Domestic Relations Orders
-----------   -----------------------------------

Through a Qualified Domestic Relations Order ("QDRO"), a Participant's spouse, child, or other tax dependent (each, an "alternate payee") may obtain rights to the Participant's benefits. A QDRO is a domestic relations order which assigns to an alternate payee or recognizes an alternate payee's right to receive all or a portion of the benefits payable with respect to a Participant under the Plan. A domestic relations order is not a QDRO and shall not be honored by the Plan if it requires the Plan to provide any form of benefit or other option of any kind not otherwise available under the Plan or requires the Plan to pay benefits in excess of the Participant's vested Account balance. The one exception to this rule is that, in accordance with a domestic relations order that the Administrative Committee or a court of competent jurisdiction determines to be a QDRO, the Administrative Committee may direct that a single-sum distribution be made to the alternate payee as soon as administratively feasible notwithstanding age, employment status, or any other factor that might prevent the Participant from receiving a distribution from his or her Account at the same time.

To be a QDRO, a domestic relations order must clearly specify (a) the name and last known mailing address of the Participant (unless otherwise known by the Administrative Committee) and the name and mailing address of the alternate payee, (b) the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee or the manner in which such amount is to be determined, and (c) the form in which the benefit is to be paid. The domestic relations order must specifically designate the Plan as the Plan from which the benefits are to be paid. Finally, a domestic relations order cannot require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under a previous QDRO.

The Administrative Committee has established procedures for determining whether a domestic relations order is a QDRO and for notifying the Participant and the alternate payee(s) of the receipt of the domestic relations order and of the steps that will be taken to determine whether the order is a QDRO. The procedures are incorporated herein by this reference and may be amended at any time without notice and without further amendment to the Plan.

If the Administrative Committee determines that a domestic relations order is a QDRO, the Administrative Committee will honor the QDRO. If the QDRO does not direct an immediate distribution as permitted by this Section 6.6, the Administrative Committee will direct the Trustee to establish a separate Account in the Plan for the alternate payee, and the alternate payee shall have all rights afforded under the Plan to Participants who are no longer employed by a Participating Employer. Primarily, this means the alternate payee will be able to direct the investment of his or her Account in accordance with the rules in
Article IV, but the alternate payee will not be able to borrow from his or her Account.

Any costs incurred by the Plan in administering domestic relations orders shall be borne as normal expenses of the Plan and shall not be charged to the Account of the Participant involved.

Section 6.7   Eligible Rollover Distributions
-----------   -------------------------------

Notwithstanding any provision of the Plan to the contrary, a "distributee" may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an "eligible rollover distribution" paid in a "direct rollover" to an "eligible retirement plan".

An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective January 1, 1999, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

A "direct rollover" is a payment by the Plan directly to the eligible retirement plan specified by the distributee. An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity. A "distributee" includes a Participant and a Participant's spouse or former spouse who is an alternate payee under a QDRO.

Any eligible rollover distribution that the distributee chooses not to have directly rolled over is subject to 20% federal income tax withholding.

                                  ARTICLE VII
                              PLAN ADMINISTRATION
                              -------------------

Section 7.1   The PIC and Administrative Committee
-----------   ------------------------------------

The Participating Employers have appointed the PIC to be the named fiduciary and Plan Administrator responsible for the operation and administration of the Plan. The Board of Directors of the Company may appoint, remove, and replace members of the PIC as the Board of Directors sees fit.

The PIC has established the Administrative Committee and authorized it to oversee the day-to-day administration of the Plan. The Administrative Committee is authorized to interpret and construe the provisions of the Plan, to resolve any ambiguities and reconcile any inconsistencies in its provisions, and to decide all questions of fact that arise in the operation of the Plan, in its discretion. Subject to the Claims Procedures in Section 7.6, the Administrative Committee shall determine, in its discretion, all questions with respect to any individual's rights under the Plan, including, but not limited to, eligibility for participation and eligibility for and the amount of benefits payable from the Plan.

The Administrative Committee may promulgate and publish such rules and procedures as it deems appropriate for its own actions and for the operation and administration of the Plan. An Administrative Committee member shall not have the right to vote on any matter relating solely to his or her own interests in the Plan, but may vote on matters affecting a class or group of Participants of which the member is a part.

All consents, elections, applications, designations, and other written submissions required or permitted under the Plan must be made on forms prescribed and furnished, or otherwise approved, by the Administrative Committee, and shall be recognized only if properly completed, executed, and returned to the Administrative Committee.

The Administrative Committee shall be responsible for complying with the reporting and disclosure requirements of ERISA.

The PIC and the Administrative Committee may employ attorneys, actuaries, accountants, and other service providers to give counsel to or otherwise assist them in performing their duties hereunder. The fees and expenses of such persons shall be paid in accordance with Section 4.2(c).

The PIC and the Administrative Committee may delegate their responsibilities and powers to any person or group of persons, and such delegees may serve in more than one role with respect to the Plan. The delegees may be Employees, in which case, as with the PIC and Administrative Committee members, they shall serve without compensation. Delegees shall serve at the pleasure of the delegor and may be removed or may resign at any time and for any reason.

The PIC and the Administrative Committee shall have all other powers and responsibilities granted to them in other Sections of this document or otherwise necessary or appropriate to carry out their respective responsibilities. At its discretion, the PIC may remove or replace the Administrative Committee or its individual members and may revoke, amend, or enlarge the authority of the Administrative Committee. The decisions of the PIC and Administrative Committee on any matters within their jurisdiction shall be binding and conclusive upon the Participating Employers and upon each Participant, Beneficiary, and other interested party.

The Company shall serve as the Plan's agent for the service of legal process.

Section 7.2   Trust Agreement
-----------   ---------------

The Company has entered into a Trust Agreement with the Trustee, which Trust Agreement governs the duties and responsibilities of the Company, the PIC, the Administrative Committee, and the Trustee with respect to the trust. The trust is part of the Plan, and any rights or benefits accruing to any person under the Plan shall be subject to all of the relevant terms of the Trust Agreement. In addition to the powers of the Trustee set forth in the Trust Agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the Trust Agreement and the provisions of the Plan, the provisions of the Plan shall control, except in matters concerning the duties and responsibilities of the Trustee, in which case the Trust Agreement shall control. The fees and expenses of the Trustee shall be paid in accordance with the Trust Agreement and Section 4.2(c) hereunder.

Section 7.3   Bonding
-----------   -------

Every fiduciary, except a bank or other fiduciary exempted by ERISA, shall be bonded in accordance with Section 412 of ERISA.

Section 7.4   Indemnification
-----------   ----------------

The Plan's fiduciaries shall not be liable for any mistake of judgment or other action taken in good faith. No fiduciary shall be personally liable by virtue of any contract, agreement, bond, or other instrument made or executed by himself or herself or any other fiduciary on behalf of the Plan.

The Participating Employers shall indemnify, defend, and hold harmless the members of the PIC and the Administrative Committee and employees of the Participating Employers acting on their behalf with respect to the Plan against any and all claims, losses, damages, expenses, and liabilities arising, directly or indirectly, from their responsibilities in connection with the Plan, except where any such liability is judicially determined to be the result of willful misconduct. The Participating Employers may purchase fiduciary liability insurance against this risk.

Section 7.5   Plan Available To Participants
-----------   ------------------------------

The Administrative Committee shall keep a copy of the Plan available at the offices of the Benefits Department of Hawaiian Electric Company, Inc. and American Savings Bank, F.S.B. which shall be open to inspection by Participants and their legal representatives during normal hours of business.

Section 7.6   Claims Procedures
-----------   -----------------

A Participant or Beneficiary may file a written claim for benefits with the Administrative Committee. The Administrative Committee shall consider such written claim and render a decision within ninety (90) days following receipt thereof. If the Administrative Committee denies any part of the claim, the Administrative Committee shall provide the claimant with written notice of the denial and of the claimant's right to a further review. The notice shall set forth, in a manner calculated to be understood by the claimant, the reason for the denial and shall refer to specific Plan provisions on which the denial is based and provide a description and explanation of additional information which the claimant might provide to perfect the claim.

Within ninety (90) days after receiving notice that a claim has been denied, the claimant may file a written appeal with the PIC. The claimant may submit written comments, documents, records, and other information relating to the claim. Upon request, the claimant may obtain, free of charge, reasonable access to, and copies of, documents, records, and other information relevant to the claim. The PIC may require the claimant to provide additional information or testimony as the PIC, in its sole discretion, deems useful or appropriate to its consideration of the claim. In reviewing the claim, the PIC shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The PIC shall render its final decision within sixty (60) days of receipt of the request for reconsideration unless special circumstances require an extension of time. If such an extension is required, the PIC shall provide the claimant with written notice of the extension within the initial sixty (60) day period, and the PIC shall render its decision as soon as possible but in no event later than 120 days following receipt of the request for reconsideration. If the PIC's final decision is a denial of the claim, the PIC shall provide written notice of the denial, which notice shall set forth, in a manner calculated to be understood by the claimant, the reason for the denial and shall refer to specific Plan provisions on which the denial is based.

Claim determinations by the Administrative Committee and PIC shall be made in their discretion, as provided in Article VI. The final decision of the PIC shall be binding and conclusive on all persons.

If the Administrative Committee or PIC fails to respond to a claimant within the time limits set forth in this Article, the claimant may consider the claim denied. A claimant must comply with these procedures and exhaust all possibilities contained herein before seeking relief in any other forum.

                                 ARTICLE VIII
                      AMENDMENT, TERMINATION, AND MERGER
                      ----------------------------------

Section 8.1   Amendment
-----------   ---------

The Company reserves the right to amend the Plan in whole or in part at any time and for any reason and to give such amendment retroactive effect to the extent permitted by applicable law. The PIC may approve and adopt any amendment to the Plan necessary to comply with the Code or ERISA or that does not have a substantial impact on the cost of the Plan. A Participating Employer may approve and adopt any amendment to the Plan relating solely to its Employees. All other amendments must be approved and adopted by the Board of Directors of the Company. Any amendment which affects the rights, duties, or responsibilities of the Trustee shall be effective against the Trustee only if made with the Trustee's consent.

     (a)  Nondiscrimination.  The timing of an amendment must not have the
          -----------------
effect of discriminating significantly in favor of HCEs.

     (b)  Anticutback Rule.  No amendment may reduce the accrued benefit of any
          ----------------
Participant.

     (c)  Vesting Schedule.  If an amendment is made to the vesting schedule,
          ----------------
every Participant who is actively employed and who has at least three (3) Years of Vesting Service must be permitted, within a reasonable period of time after the adoption of the amendment, to have his or her vesting percentage determined under the Plan without regard to the amendment.

     (d)  No Reversions.  Except as permitted under Section 403 of ERISA, no
          -------------
amendment may cause or permit any portion of the Plan's assets to revert to or become property of a Participating Employer or otherwise be used for any purpose other than to provide benefits to Participants and their Beneficiaries and to pay the reasonable expenses of the Plan.

Section 8.2   Termination or Discontinuance
-----------   -----------------------------

The continuation of the Plan is not assumed as a contractual obligation by any Participating Employer. The Company may terminate the Plan and trust at any time and for any reason, and each Participating Employer may terminate its own participation in the Plan or discontinue contributions to the Plan at any time and for any reason. If the Plan is terminated (in full or in part) or if contributions to the Plan are discontinued as to any of the Participating Employers, the interest of each affected Participant shall be fully vested.
Upon termination of participation in the Plan by one or some of the Participating Employers, the assets of the Plan may be spun-off to a new plan or distributed if permitted under ERISA and the Code.

Section 8.3   Merger
-----------   ------

The Plan may be merged or consolidated with, or its assets and liabilities may be transferred to another qualified plan and trust only if the benefits which would be received by a Participant in the event of a termination of the transferee plan immediately after such transfer, merger, or consolidation are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger, or consolidation, and only if such transfer, merger, or consolidation does not otherwise result in the elimination of any accrued benefit.

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

Section 9.1   No Right to Employment
-----------   ----------------------

Nothing contained in the Plan gives any Participant or Employee the right to be retained in the service of a Participating Employer or interferes with the right of a Participating Employer to discharge any Employee at any time. A Participant shall have no rights except those specifically provided in this document.

Section 9.2   Inalienability
-----------   --------------

No Participant, Beneficiary, alternate payee, nor any other person having or claiming to have any right or interest of any kind in the Plan shall have any right to sell, assign, transfer, convey, hypothecate, anticipate, or otherwise dispose of such interest. No interest in the Plan shall be subject to any liabilities or obligations of, or any bankruptcy proceedings, claims of creditors, attachment, garnishment, execution, levy, or other legal or equitable process against a Participant, Beneficiary, alternate payee, or other person having or claiming to have any interest of any kind or character in or under this Plan, or such person's property. The prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Participant pursuant to a qualified domestic relations order, nor to the enforcement of a judgment, settlement, or order described in Section 401(a)(13)(C) of Code, nor to any other exception listed in Section 401(a)(13) of the Code or the Treasury Regulations thereunder.


Section 9.3   Facility of Payment
-----------   -------------------

If any Participant or Beneficiary eligible to receive payments under this Plan is, in the opinion of the Administrative Committee, legally, physically, or mentally incapable of personally receiving and receipting for any payment under this Plan, the Administrative Committee may direct that such payments, or any portion thereof, be made to any person, persons, or institutions who have custody of such person, or are providing necessities of life (including, without limitation, food, shelter, clothing, and medical or custodial care) to such person, to the extent deemed appropriate by the Administrative Committee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof. The Administrative Committee may withhold all other amounts due to such Participant or Beneficiary until a claim for such amounts is duly made by a duly appointed guardian or other legal representative of such payee.

Section 9.4   Construction Of Plan
-----------   --------------------

     (a)  Headings.  The headings of Articles and Sections are included herein
          --------
solely for the convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall be controlling.

     (b)  Controlling Law.  To the extent not preempted by ERISA or other
          ---------------
federal laws, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

Section 9.5   Benefits Payable From Trust
-----------   ---------------------------

All benefits payable under the Plan shall be paid solely from the trust, and the Participating Employers assume no liability or responsibility therefore.

                                   ARTICLE X
                                  DEFINITIONS
                                  -----------

Wherever used in this document, the following capitalized terms have the indicated meanings unless the context clearly implies otherwise:

10.1  Account means the separate account maintained for each Participant which
      -------
represents such Participant's total proportionate interest in the Plan and associated trust as of any valuation date. A Participant's Account may be represented by one or more specified subaccounts maintained by the Trustee. Current subaccounts are listed in Section 4.2. A Participant's Account balance is the Participant's accrued benefit.

10.2  Administrative Committee means the committee appointed by the PIC to
      ------------------------
conduct the day-to-day administration of the Plan.

10.3  Associated Company means (i) a corporation (other than a Participating
      ------------------
Employer) that is a member of the controlled group of corporations headed by the Company, (ii) any other entity (other than a Participating Employer) that is under common control with a Participating Employer, or (iii) an entity (other than a Participating Employer) that is part of an affiliated service group with a Participating Employer.

10.4  Beneficiary means a person to whom all or a portion of a deceased
      -----------
Participant's Account is payable as a death benefit in accordance with Section 6.4(c) of the Plan.

10.5  Code means the Internal Revenue Code of 1986, as amended.
      ----

10.6  Company means Hawaiian Electric Industries, Inc.
      -------

10.7  Compensation means all straight-time pay and commissions paid during the
      ------------
Plan Year for services rendered to a Participating Employer. Compensation shall include elective contributions made by a Participating Employer to this Plan and to a cafeteria plan (other than FlexCredits and ASB Dollars) that are excluded from the taxable income of the Employee under Sections 402(e)(3) or 125 of the Code. Compensation shall not include overtime or premium pay, discretionary bonuses, reimbursements or other expense allowances, fringe benefits, deferred compensation, welfare benefits, or contributions (except for elective contributions) by a Participating Employer to this Plan or any other employee benefit plan. Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining contributions to the Plan. Compensation shall be limited to $160,000 annually, as adjusted for increases in the cost of living in accordance with Sections 401(a)(17)(B) and 415(d) of the Code.

Effective January 1, 1999, "Compensation" means the Employee's Box 1, W-2 earnings for the year, modified (i) to exclude discretionary bonuses (other than the Merit Performance Bonus of American Savings Bank, F.S.B.), fringe benefits, FlexCredits and ASB Dollars, reimbursements, moving expenses and other expense allowances, retroactive pay increases, and special executive compensation; and (ii) to include elective contributions made by a Participating Employer to this Plan or to a cafeteria plan (other than FlexCredits and ASB Dollars) that are excluded from the taxable income of the Employee under Sections 402(e)(3) or 125 of the Code. Special executive compensation is noncash compensation and nonqualified deferred compensation available only to a select group of management Employees. Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining contributions to the Plan. Compensation shall be limited to $160,000 annually, as adjusted for increases in the cost of living in accordance with Sections 401(a)(17)(B) and 415(d) of the Code.

"HEIDI Compensation" means all straight-time pay and commissions paid (or accrued) during the Plan Year for services rendered to a HEIDI Employer. HEIDI Compensation shall include elective contributions made by a HEIDI Employer to this Plan and to a cafeteria plan (other than FlexCredits) that are excluded from the taxable income of the Employee under Sections 402(e)(3) or 125 of the Code. HEIDI Compensation shall not include overtime or premium pay, discretionary bonuses, reimbursements or other expense allowances, fringe benefits, deferred compensation, welfare benefits, or contributions (except for elective contributions) by a HEIDI Employer to this Plan or any other employee benefit plan. HEIDI Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining contributions to the Plan. HEIDI Compensation shall be limited to $160,000 annually, as adjusted for increases in the cost of living in accordance with Sections 401(a)(17)(B) and 415(d) of the Code.

"ADP Compensation" means the Employee's Box 1, W-2 earnings for the year, without modification. ADP Compensation shall be limited to $160,000 annually, as adjusted for increases in the cost of living in accordance with Sections 401(a)(17)(B) and 415(d) of the Code.

"415 Compensation" means the Employee's Box 1, W-2 earnings for the year, modified to include elective contributions made by a Participating Employer to this Plan or to a cafeteria plan that are excluded from the taxable income of the Employee under Sections 402(e)(3) or 125 of the Code.

10.8  Disability means an injury or sickness that entitles the Participant to
      ----------
benefits under the applicable Participating Employer's long-term disability plan.

10.9  Early Retirement Age means age 55.
      --------------------

10.10  Eligible Employee means any Employee, other than a Leased Employee or an
       -----------------
Employee employed on a "contract basis". An Employee is employed on a "contract basis" if the person is hired under written contract for a specific task or assignment.

10.11  Employee means a common law employee of a Participating Employer who is
       --------
treated as such on the payroll records of a Participating Employer. "Employee" includes Leased Employees, except that a Leased Employee shall not be treated as an Employee if (1) the leasing organization covers the Leased Employee under a money purchase pension plan that provides a nonintegrated employer contribution of at least 10% of compensation, full and immediate vesting, and immediate participation for all employees it leases, and (2) Leased Employees do not constitute more than 20% of the Participating Employer's workforce.

A person who performs services for a Participating Employer as an independent contractor is not an Employee and is not eligible to participate in the Plan. An independent contractor is a person who performs services as an independent businessperson, as determined in accordance with the Code and ERISA. A person shall not be treated as an Employee for purposes of the Plan during any period in which such person is classified as an independent contractor by a Participating Employer, even if the person is later determined to have been a common-law employee during such period.

10.12  ERISA means the Employee Retirement Income Security Act of 1974, as
       -----
amended.

10.13  HEIDI Participant means an Eligible Employee of a HEIDI Employer who has
       -----------------
met the participation requirements in Section 1.1.

10.14  HEIDI Employer means, effective January 1, 2000, HEI Diversified, Inc.,
       --------------
HEI Power Corp., HEI Power Corp. Guam, Pacific Energy Conservation Services, Inc., ProVision Technologies, Inc., and any other Participating Employer that chooses to make nonelective, employer contributions on behalf of its eligible Employees pursuant to Section 2.3.

10.15  Highly Compensated Employee or HCE means
       ---------------------------    ---

       (a) any person who, during the Plan Year being tested or the immediately preceding year, owns or owned, directly or by attribution, more than 5% of the outstanding stock of the Company or more than 5% of the voting control of the Company; and

       (b) any Employee who for the preceding year had 415 Compensation from a Participating Employer in excess of $80,000, as adjusted for increases in the cost of living in accordance with Sections 414(q) and 415(d) of the Code.

A "non Highly Compensated Employee" or "NHCE" is any Employee who is not an HCE for the year.

10.16  Hour of Service means the following hours as determined from the payroll
       ---------------
or other reliable records of a Participating Employer:

       (a) Each hour during the Plan Year for which an Employee is paid or entitled to payment by a Participating Employer for the performance of duties. These hours are credited to the Plan Year performed.

       (b) Each hour for which an Employee is paid or entitled to payment by a Participating Employer for periods during which the Employee performs no duties because of vacation, holiday, illness, incapacity (including short-term disability), layoff, jury duty, military duty, or other approved leave of absence, except that Hours of Service shall not be counted where such payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment, or disability insurance laws, or solely to reimburse an Employee for medical or medically related expenses. To which Plan Year these hours are credited depends on the calculation of the payment. If the payment is calculated based on units of time, such as payment for two weeks vacation, the hours shall be credited to the Plan Year during which the time occurred (the Employee took the vacation). If the payment is based on an event rather than a period of time, such as a single sum payment made because of layoff or disability, the hours shall be credited to the first Plan Year or allocated reasonably and consistently between the first Plan Year and the second Plan Year during which the event took place.

       (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer. The same Hours of Service shall not be credited both under subparagraph (a) or (b), as the case may be, and this subparagraph (c). These hours will be credited to the Plan Year to which the award or agreement pertains and not to the Plan Year in which the award, agreement, or payment is made.

The Hour of Service rules stated in Department of Labor Regulations
(S)2530.200b-2 are incorporated herein by reference, and any questions on the crediting of Hours of Service shall be resolved by reference to such regulations.

10.17  Leased Employee means a person who is not a common law employee of a
       ---------------
Participating Employer or an Associated Company but who performs services for such under an agreement with a third party who treats the person as the third party's employee for payroll and withholding purposes, if (1) such person has performed the services for a Participating Employer or an Associated Company on a substantially full-time basis for a period of one year, and (2) a Participating Employer or an Associated Company exercises primary direction or control over the performance of services by the person.

10.18  Merged Plan means the Hawaiian Electric Industries Stock Ownership Plan,
       -----------
the American Savings Bank Profit Sharing and Tax-Favored Retirement Savings Plan, the Hawaiian Tug & Barge Corp. Supplemental Retirement Plan, the First Nationwide Employees' Investment Plan, and the HEI Diversified Defined Contribution Pension Plan upon their merger into the Plan, and any other qualified retirement plan merged into the Plan in the future.

10.19  Normal Retirement Age means age 65.
       ---------------------

10.20  One-Year Break in Service for eligibility means a calendar year during
       -------------------------
which the Employee has not completed more than 500 Hours of Service. For vesting for regular, full-time HEIDI Participants, a "One-Year Break in Service" means severance from the employment of the Participating Employers and Associated Companies for a 12-consecutive month period. For vesting for part-time HEIDI Participants, a "One-Year Break in Service" is defined in Section 5.1(b)(iii)(B).

10.21  Participant means any Eligible Employee or former Eligible Employee who
       -----------
maintains an Account in the Plan.  A HEIDI Participant is a Participant.

10.22  Participating Employer means the Company and any entity affiliated with
       ----------------------
the Company whose participation in the Plan has been approved by the Company and by such entity's board of directors. As of January 1, 2001, the Participating Employers are: the Company; Hawaiian Electric Company, Inc.; Maui Electric Company, Limited; Hawaii Electric Light Company, Inc.; American Savings Bank, F.S.B., and its subsidiaries; HEI Diversified, Inc.; HEI Power Corp.; HEI Power Corp. Guam; Pacific Energy Conservation Services, Inc.; and ProVision Technologies, Inc.

10.23  PIC means the Hawaiian Electric Industries, Inc. Pension Investment
       ---
Committee appointed by the Board of Directors of the Company to be Plan Administrator and named fiduciary of the Plan.

10.24  Plan means the Hawaiian Electric Industries Retirement Savings Plan as
       ----
described in this instrument, including all amendments hereto.

10.25  Plan Year means the calendar year.
       ---------

10.26  Retire or Retirement refers to a Participant's termination of employment
       ------    ----------
with a Participating Employer after reaching Early Retirement Age.

10.27  Trust Agreement means the agreement between the Company and the Trustee
       ---------------
establishing a trust for the custody and investment of Plan assets.

10.28  Trustee means Fidelity Management Trust Company, a Massachusetts Trust
       -------
Company, or any successor which shall be appointed by the Company or the PIC and which shall accept the responsibilities of Trustee set forth in the Plan and in the Trust Agreement.

10.29  Year of Eligibility Service means a computation period of twelve
       ---------------------------
consecutive months during which a part-time Eligible Employee is credited with at least 1000 Hours of Service. A part-time Eligible Employee's initial computation period shall begin on the date the part-time Eligible Employee first performs an Hour of Service with a Participating Employer or an Associated Company. If the part-time Eligible Employee does not complete a Year of Eligibility Service in the initial computation period, subsequent computation periods shall begin with the Plan Year following the Plan Year in which the part-time Eligible Employee first performs an Hour of Service and each Plan Year thereafter

10.30  Year of Vesting Service is determined under Article V.
       -----------------------

                                  ARTICLE XI
                                TOP-HEAVY RULES
                                ---------------

Section 11.1  Determination of Top-Heavy Status
------------  ---------------------------------

For purposes of this Article XI, the following terms shall have the meanings set forth below:

     (a) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was:

          (i) An officer of a Participating Employer having annual 415 Compensation greater than 50% of the dollar limit specified in section 415(b)(1)(A) of the Code for any such year; provided however, no more than the lesser of [x] 50 Employees or [y] the greater of three Employees or 10% of all Employees shall be regarded as officers,

          (ii) One of the ten Employees having annual 415 Compensation from a Participating Employer of more than the dollar limit specified in Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Company; provided that if two or more Employees own an equal interest, the Employee having the greater annual 415 compensation shall be regarded as having the larger interest,

          (iii) A 5% owner of the Company, or

          (iv) A 1% owner of the Company who has an annual 415 Compensation of more than $150,000.

     The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

     A "non-Key Employee" is any Employee who is not a Key Employee.

     (b) Top-heavy plan: The Plan shall be top-heavy if any of the following conditions exists:

          (1) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans.

          (2) If the Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds 60%.

          (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds 60%.

          (4) For purposes of determining whether the Plan is a top-heavy plan, the accrued benefit of an individual who has not received any 415 Compensation from a Participating Employer at any time during the five-year period ending on the determination date shall be disregarded.

     (c)  Top-Heavy Ratio:

          (1) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date) of all Participants as of the Determination Date, both computed in accordance with
Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution that is due but unpaid as of the Determination Date and is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

          (2) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date and the denominator of which is the sum of account balances under the aggregated defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit plans for all participants as of the Determination Date, all as determined in accordance with
Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

          (3) For purposes of subparagraphs (1) and (2) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant
(i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the

Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

     (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Participating Employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     (e) Required aggregation group: (i) Each qualified plan of the Participating Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Participating Employer that enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code. For this purpose, "Participating Employer" shall include all employers aggregated under Section 414(b), (c), or
(m) with a Participating Employer.

     (f) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of that year.

     (g) Valuation Date: The Determination Date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

     (h) Present Value: Present value shall be based on a 6.5% interest rate and the UP-1984 Mortality Table with ages set back two years for Participants and seven years for Beneficiaries; provided that the present value of the accrued benefit of a non-Key Employee shall be determined under the method used for accrual purposes for all defined benefit plans of the Participating Employers, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual permitted under Section 411(b)(1)(C) of the Code.

Section 11.2  Special Top-Heavy Rules
------------  -----------------------

     (a) If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XI shall supersede any conflicting provisions in the Plan.

     (b) (1) Except as otherwise provided in subparagraph 11.3 below, the Participating Employer contributions allocated on behalf of any Participant who is not a Key Employee shall be the lesser of (i) 3% of such Participant's 415 Compensation; or (ii) in the case where the Participating Employer has no defined benefit plan that designates the Plan to satisfy section 401 of the Code, the largest percentage of Participating Employer contributions and forfeitures, as a percentage of the first $160,000 (as adjusted) of the Key Employee's 415 Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation because of the Participant's failure to (i) complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) to make mandatory Employee contributions to the Plan, or (iii) to earn compensation in excess of a stated amount.

          (2) If a Participant is covered by both this Plan and a defined benefit plan, the minimum benefit required by Section 416 of the Code shall be provided by the defined benefit plan, provided that such benefit shall be offset by the benefits, if any, provided by this Plan.

          (3) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

     (c) For any Plan Year in which this Plan is top-heavy, the Accounts of each Participant shall be fully vested. This vesting provision shall apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this paragraph does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan initially becomes top-heavy and such Employee's Account balance attributable to Participating Employer contributions and forfeitures shall be determined without regard to this paragraph.

     (d) For purposes of computing the aggregate limitation on benefits and contributions for an Employee who participates in a defined contribution and defined benefit plans included in the aggregation group, the dollar limitation of 1.25 and the denominator of the fraction shall be reduced to 1.0.

Section 11.3  Miscellaneous
------------  -------------

The provisions of this Article XI shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement if there is evidence the retirement benefits were the subject of good faith bargaining between Employee representatives and the Participating Employer. For this purpose, the term "Employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Participating Employer.

                                  ARTICLE XII
                                   EXECUTION
                                   ---------

TO RECORD the adoption of this restated Plan, the PIC, on behalf of the Participating Employers, has caused this document to be executed this 28th day
                                                                      -----
of December, 2000.


                         HAWAIIAN ELECTRIC INDUSTRIES, INC.
                         PENSION INVESTMENT COMMITTEE


                         By Robert F. Clarke
                            ----------------
                            Its member


                         By Peter C. Lewis
                            --------------
                            Its member

                                  APPENDIX A
                            PRIOR FORMS OF BENEFIT
                            ----------------------

In accordance with Section 6.2 and final Treasury Regulations permitting the forms of benefit to be modified in a defined contribution plan, the forms of benefit available under this Plan have been greatly simplified. This Appendix A sets forth the Plan's forms of benefit available prior to the effective date in
Section 6.2.

A-1.1     Retirement Benefits
-----     -------------------

The available forms of benefit depend on when a Participant became a Participant, the sources of contributions to the Participant's Account, and the marital status of the Participant at the time his or her benefits commence. A notice explaining the available forms of benefit and the benefit election procedures (the "Notice") will be provided to the Participant.

     (a)  Participants Who Became Participants Prior To January 1, 1989.  For
          -------------------------------------------------------------
Participants who became Participants prior to 1989 ("Pre-1989 Participants"), the normal form of benefit for such Participants' Salary Reduction, Participant Voluntary, and Rollover subaccounts (collectively, "QJSA subaccounts") is a single life annuity, which is a monthly benefit payable during the life of the Participant, with no survivor benefit. However, for any such Pre-1989 Participant who is married on the annuity starting date, benefits from QJSA subaccounts shall be paid in the form of a Qualified Joint and Survivor Annuity ("QJSA").

          (i)   Married Participants.
                --------------------

                (A)  QJSA.  Unless a married Pre-1989 Participant elects
                     ----
otherwise, with spousal consent, the Administrative Committee shall direct the Trustee to purchase a QJSA from an insurance company with the Pre-1989 Participant's QJSA subaccount balance, reduced by any outstanding loan balance affecting such subaccounts. The QJSA is an annuity commencing immediately for the life of the Participant and continuing for the life of the surviving spouse in an amount equal to 50% of the annuity payable during the Participant's life.

                (B)  Explanation of QJSA. The Committee shall provide the
                     -------------------
Notice to the Participant no less than thirty (30) days and no more than ninety
(90) days before the Participant's "annuity starting date". The Notice shall describe the terms and conditions of the QJSA and the Participant's right to waive the QJSA and elect an optional form of benefit with the consent of the Participant's spouse. The Participant and the Participant's spouse shall have up to ninety (90) days after receipt of the Notice (the "Election Period") to elect a form of benefit other than a QJSA. Election forms permitting the Participant to choose the form of his or her Retirement benefit and permitting the Participant's spouse to consent to any waiver of the QJSA shall be included with the Notice. The "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) if a benefit is not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit.

                (C)  Spousal Consent.  Spousal consent to a Pre-1989
                     ---------------
Participant's waiver of a QJSA must be made on forms approved by the Administrative Committee. In consenting to a waiver, the spouse must acknowledge the effect of the waiver (that the spouse is giving up rights to survivor benefits). The spouse's signature on the consent form must be notarized or witnessed by an authorized Plan representative. No spousal consent is required if the Pre-1989 Participant establishes to the satisfaction of the Administrative Committee that such consent may not be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as Treasury Regulations may prescribe.

                (D)  During Election Period.  If the Pre-1989 Participant
                     ----------------------
waives the QJSA, the Pre-1989 Participant may revoke the waiver, reinstating the QJSA, at any time during the Election Period. After revocation, the Pre-1989 Participant may again waive the QJSA and elect an optional form of benefit with spousal consent as provided in the foregoing paragraph. The election in effect at the end of the Election Period shall be the election followed by the Administrative Committee in directing the Trustee with respect to the distribution.

                (E)  Optional Forms of Benefit.  If the Pre-1989 Participant
                     -------------------------
waives the QJSA with his or her spouse's consent, the Participant may elect as an optional form of benefit a single life annuity or one of the forms of benefit that are available for subaccounts other than QJSA subaccounts. Those forms of benefit are:

                     (1) a single-sum distribution (commonly known as a lump-sum distribution, although qualifying for any available favorable tax treatment associated with a lump-sum distribution is solely the responsibility of the Participant or Beneficiary), or

                     (2) For Employer ASB subaccounts only: payments in substantially equal monthly, quarterly, or annual installments over a fixed period of time not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's spouse.

                If a married Participant elects an optional form of benefit with his or her spouse's consent, the chosen form of benefit cannot subsequently be changed without the spouse's further consent. Once an annuity has been purchased or a single-sum payment made, the form of benefit cannot be changed.

                Effective January 1, 1997, a Participant may elect (with spousal consent, if applicable) to waive the Election Period as part of the waiver of the QJSA. If the Election Period is waived, the distribution may be made at any time that is administratively feasible and that is more than seven days after the Notice was provided to the Participant.

          (ii)  Unmarried Participants.  For an unmarried Pre-1989 Participant,
                ----------------------
the normal form of benefit for such Participant's QJSA subaccounts is a single life annuity, which shall be purchased from an insurance company with the Pre-1989 Participant's QJSA subaccount balance, reduced by any outstanding loan balance affecting such subaccounts. All of the rules that apply to married Pre-1989 Participants shall also apply to unmarried Pre-1989 Participants, except that a joint and survivor annuity is not an available form of benefit and no spousal consent is needed to waive the single life annuity.

     (b)  Participants Who Became Participants After December 31, 1988.  No
          ------------------------------------------------------------
annuity option is offered for Participants who became Participants after December 31, 1988 ("Post-1988 Participants"). For these Participants the normal form of benefit is the single-sum distribution described in Section 6.2(a)(i)(E)(1). The installment option described in Section 6.2(a)(i)(E)(2) is available, if applicable.

A-1.2     Death Benefits
-----     --------------

There are two kinds of death benefits provided under the Plan: preretirement death benefits and death benefits provided after Retirement or other benefits have commenced. The forms of death benefit and the rules for such benefits depend on when a Participant became a Participant, the sources of contributions to the Participant's account, and the Participant's marital status.

     (a)  Preretirement Death Benefits.
          ----------------------------

          (i)  Married Pre-1989 Participants.
               -----------------------------

               (A)  QPSA.  The normal form of preretirement death benefit for
                    ----
the QJSA subaccounts of a Pre-1989 Participant who is married at the time of his or her death is a qualified preretirement survivor annuity ("QPSA"). A QPSA is an annuity payable for the life of the surviving spouse. The Administrative Committee shall direct the Trustee to purchase the QPSA from an insurance company with the Pre-1989 Participant's QJSA subaccount balance, reduced by any outstanding loan balance affecting such subaccounts.

               The Administrative Committee shall provide each Pre-1989 Participant with a notice explaining what a QPSA is and that the Pre-1989 Participant has the right to waive the QPSA, provided the Pre-1989 Participant's spouse consents to the waiver on forms approved by the Administrative Committee. The spouse's consent must acknowledge the effect of the consent (loss of survivor rights), and the spouse's signature on the consent form must be notarized or witnessed by an authorized Plan representative. The alternate Beneficiary consented to by the spouse may not be changed without the further written consent of the spouse.

               The notice with respect to the QPSA shall be provided to Pre-1989 Participants during a three-year period beginning in the year the Pre-1989 Participant reaches age 32 and ending at the end of the year preceding the year the Pre-1989 Participant reaches age 35.

               The election period to waive the QPSA begins on the first day of the Plan Year in which the Participant attains age 35 and continues until the Participant's death or the commencement of Retirement benefits. If a Pre-1989 Participant terminates employment before the year in which he or she attains age 35, the Participant's election period begins when he or she terminates employment.

               If a Pre-1989 Participant elects to waive the QPSA with spousal consent, the Pre-1989 Participant may choose a single-sum death benefit or designate a Beneficiary other than the Pre-1989 Participant's spouse. If the QPSA is not waived and the Pre-1989 Participant dies, the Pre-1989 Participant's surviving spouse shall be given the option to take the QPSA or elect a single-sum payment. A surviving spouse may direct that payments under the QPSA commence within a reasonable period of time after the Participant's death. If the Pre-1989 Participant's vested Account balance exceeds $5,000, the QPSA may not be paid before the Participant would have attained Normal Retirement Age without the surviving spouse's consent. If the Pre-1989 Participant's Account balance is $5,000 or less, the Account balance shall be paid to the Pre-1989 Participant's surviving spouse or other Beneficiary in a single sum as soon as administratively feasible following the Pre-1989 Participant's death. No consent of the surviving spouse or other Beneficiary shall be required for this cashout to be made.

                (B) Subaccounts other than QJSA Subaccounts.  The QPSA
                    ---------------------------------------
requirements do not apply to subaccounts other than QJSA subaccounts. Therefore, with respect to non-QJSA subaccounts, the Pre-1989 Participant's Beneficiary may receive a single-sum distribution (with a right to installment payments with respect to Employer ASB subaccounts) as soon as administratively feasible following completion of all applicable distribution forms.

          (ii)  Unmarried Pre-1989 Participants.  If a Pre-1989 Participant is
                -------------------------------
unmarried at the time of his or her death, his or her vested Account balance shall be paid as a death benefit to his or her designated Beneficiary. The Beneficiary may receive a single-sum distribution (with a right to installment payments with respect to Employer ASB subaccounts) as soon as administratively feasible following completion of all applicable distribution forms.

          (iii) Post-1988 Participants.  The QPSA requirements do not apply to
                ----------------------
any subaccounts of Post-1988 Participants. Upon the death of a Post-1988 Participant, such Participant's designated Beneficiary may receive a single-sum distribution (with a right to installment payments with respect to Employer ASB subaccounts) as soon as administratively feasible following completion of all applicable distribution forms.

     (b)  Postretirement Death Benefits.  If a Participant dies after he or
          -----------------------------
she has begun receiving Retirement benefits, the benefits shall continue until exhausted in the same manner as before the Participant's death. Specifically, if the Participant chose and received a single-sum distribution, no postretirement death benefit shall be paid. If a QJSA has been purchased, survivor benefits shall be paid in accordance with the annuity contract. If installment payments have begun, they shall continue to the Participant's designated Beneficiary, or, at the election of the designated Beneficiary, the remaining Account balance may be paid in a single sum as soon as administratively feasible.

     (c)  Timing of Death Benefits.  Single-sum distribution must be made by the
          ------------------------
end of the year which contains the fifth anniversary of the Participant's death. Installment payments (with respect to ASB subaccounts) must commence by the end of the year following the year of the Participant's death or, if the Beneficiary is the Participant's spouse, by the later of the end of the year following the year of the Participant's death or the end of the year in which the

Participant would have attained age 70-1/2. The installment period chosen may not extend beyond the life expectancy of the Beneficiary.

A-1.3     Spousal Consent During Transition Period
-----     ----------------------------------------

Prior to the effective date in Section 6.2, a married Participant needs the consent of his or her spouse to obtain a Plan loan or an in-service distribution under Section 6.4.